UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

MN	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N.	Shoreview	MN	55126-2966
(Address of principal executive offices)			(Zip Code)

(651) 483-7111
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, the Board of Directors (the “Board”) of Deluxe Corporation (the “Company”) unanimously elected Telisa L. Yancy to the Board to serve for a term ending at the 2022 Annual Meeting of the Shareholders. The Board has determined that Ms. Yancy qualifies as an independent director under the listing standards of the New York Stock Exchange and the Company’s director independence standards, as adopted by the Board.

Ms. Yancy is a business executive with a leadership career spanning 25 years, three industries, and roles in operations, marketing, distribution, and digital innovation. Ms. Yancy is currently the Chief Operating Officer of American Family Insurance, a Fortune 300 corporation with revenues in excess of $12 billion. In her role as Chief Operating Officer, Ms. Yancy has primary responsibly for growth, product development, and all business and customer success. Ms. Yancy joined American Family Insurance in 2009 as the Director of Advertising, Brand and Media. She was promoted to Vice President in 2014 and Chief Marketing Officer in 2015, joining the company’s senior leadership team. Prior to joining American Family, Ms. Yancy served in general management, sales, marketing, and operations leadership positions in the automotive, fast-food, and digital consulting industries. She has led consumer marketing, growth, sales, and operations teams at the regional, national, and international level. Ms. Yancy serves on the board of directors of National Public Radio, where she is a member of the governance and audit committees. She also serves on the board of directors of the American Property and Casualty Insurance Association. Ms. Yancy holds an MBA from the Kellogg School of Business at Northwestern University and a Bachelor of Science degree from the University of Illinois-Urbana.

Ms. Yancy’s compensation for Board service will be consistent with the arrangements described in the Company’s definitive proxy statement filed on March 15, 2021, under “Non-Employee Director Compensation.” In connection with her election to the Board, Ms. Yancy received restricted stock units on May 11, 2020, with a grant date fair value of approximately $150,000, which will vest on the first anniversary of the grant date.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Ms. Yancy to the Board is furnished herewith as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 12, 2021, of Deluxe Corporation
101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover page interactive data file (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2021

DELUXE CORPORATION

/s/ Jeffrey L. Cotter

Jeffrey L. Cotter
Senior Vice President, Chief
Administrative Officer and
General Counsel

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